Exhibit 10.1

 STOCK PURCHASE AGREEMENT

TABLE OF CONTENTS

Page

Section 1. Certain Definitions	1
Section 2. Purchase and Sale of the Purchased Shares; Payment	3
2.1 Purchase and Sale of the Purchased Shares	3
2.2 Payment	3
Section 3. Closing	3
3.1 Closing Date	3
3.2 Purchased Shares	3
3.3 Books and Records	3
Section 4. Representations and Warranties of the Seller	3
4.1 Ownership of the Purchased Shares	3
4.2 Power and Authority; Enforceability	4
4.3 Governmental Approvals	4
4.4 No Litigation and Investigations	4
4.5 No Contravention of Laws, Agreements or Organizational Documents	5
4.6 No Fees	5
4.7 Purchased Shares Status	5
4.8 No Distribution	5
4.9 Economic Risk	5
4.10 Accredited Status	6
4.11 Restricted Securities	6
4.12 Investigation	6
4.13 No Reliance	6
4.14 ERISA	6
Section 5. Representations and Warranties of the Purchaser	6
5.1 Status	6
5.2 Power and Authority; Enforceability	6
5.3 No Contravention of Laws, Agreements or Organizational Documents	7
5.4 Governmental Approvals	7
5.5 No Distribution	7
5.6 Economic Risk	7
5.7 Accredited Purchaser	8
5.8 No Reliance	8
5.9 No Fees	8
5.10 ERISA	8
Section 6. Conditions to Closing	8
6.1 Conditions to the Sellers’ Obligation to Close	8
6.2 Conditions to the Purchaser’s Obligation to Close	9

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Section 7. Miscellaneous	9
7.1 Termination	9
7.2 Construction	10
7.3 Expenses	10
7.4 Governing Law; Jurisdiction	10
7.5 Waiver of Jury Trial	10
7.6 Counterparts	10
7.7 Assignment	10
7.8 Third Party Beneficiaries	11
7.9 Entire Agreement	11
7.10 Amendments	11
7.11 Severability	11
7.12 Notices	11
7.13 Survival	12

SCHEDULES

Schedule A Purchased Shares

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of April 10, 2020 (this “Agreement”), is made by and among Cinedigm Corp, a Delaware corporation (the “Purchaser”) and the sellers named on Schedule A attached hereto (the “Sellers”).

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, an aggregate of 223,380,000 ordinary shares (the “Ordinary Shares”) of Starrise Media Holdings Limited (the “Company”) as allocated among the Sellers in accordance with Schedule A attached hereto (the “Purchased Shares”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth herein, the parties hereby agree as follows:

Section 1.                Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliates” shall mean, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” shall have the meaning set forth in Section 4.2.

“Benefit Plan” shall have the meaning set forth in Section 5.12.

“Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks are closed in the State of New York or Hong Kong.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Common Stock” shall mean the Class A common stock, par value $0.001 per share, of the Purchaser.

“Company” shall have the meaning set forth in the Preamble.

“Control” (including the terms “controlled by” and “under common control with”) shall mean, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of such person, whether through the ownership of securities, limited liability company interests, partnership interests, by contract or otherwise.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Approvals” shall have the meaning set forth in Section 4.3.

“Governmental Authority” shall have the meaning set forth in Section 4.5.

“Law” shall mean all applicable statutes, laws, regulations and orders of, and all applicable restrictions imposed thereunder by, all Governmental Authorities.

“Lien” shall have the meaning set forth in Section 4.5.

“Material Adverse Effect” shall mean a material adverse effect on the assets, properties, results of operations or financial condition of the Company and its Subsidiaries considered as a whole.

“Ordinary Shares” shall have the meaning set forth in the Preamble.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or entity or any government or political subdivision or any agency, department or instrumentality thereof.

“Purchased Shares” shall have the meaning set forth in the Recitals.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Purchaser” shall have the meaning set forth in the Preamble.

“Representatives” means with respect to a particular person, any shareholder, member, director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of such person.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Sellers” shall have the meaning set forth in the Preamble.

“Subsidiaries” means, with respect to any person, any corporation, limited liability company, partnership, association, trust or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof or (ii) if a limited liability company, partnership, association, trust or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof and for this purpose, a person or persons own a majority ownership interest in such a business entity (other than a corporation) if such person or persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term Subsidiary shall include all Subsidiaries of such Subsidiary.

Section 2.                Purchase and Sale of the Purchased Shares; Payment.

2.1              Purchase and Sale of the Purchased Shares. On the terms and subject to the conditions contained in this Agreement, and in reliance on the representations, warranties and covenants contained herein, at the Closing, the Sellers agree to sell, assign, convey, transfer and deliver to the Purchaser or the Purchaser’s designee, and the Purchaser agrees to purchase and accept, or cause its designee to accept, if applicable, the Purchased Shares, free and clear of all Liens, for an aggregate of 29,855,081 shares of Common Stock (the “Purchase Price”), payable as set forth in Section 2.2.

2.2              Payment. The Purchase Price shall be paid in shares of Common Stock. The number of shares of Common Stock to be issued to each Seller will be determined in accordance with Schedule A.

Section 3.                Closing.

3.1              Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of all or portions of the Purchased Shares as contemplated by this Agreement (each, a “Closing”) shall occur on April 15, 2020 or on such date or dates as may be mutually agreed upon by the Sellers and the Purchaser (each, a “Closing Date”).

3.2              Purchased Shares. At any Closing, each Seller that is delivering any Purchased Shares will deliver to the Purchaser instruments of transfer or other appropriate documents satisfactory to the Purchaser indicating proof of transfer of the Purchased Shares being transferred at such Closing to the Purchaser, or its designee, if applicable.

3.3              Books and Records. On any Closing Date, each Seller that is delivering any Purchased Shares shall cause the Company to record, or to cause its transfer agent or stock registrar for the Ordinary Shares to record, the Purchase as the record or beneficial, as applicable, holder of the Purchased Shares being transferred at such Closing in the books and records of the Company.

Section 4.                Representations and Warranties of the Seller. Each Seller hereby represents and warrants to the Purchaser, severally and not jointly, that on and as of the date hereof:

4.1              Ownership of the Purchased Shares.

(a)               The Seller will sell such number of Ordinary Shares such that, together with the other Seller, the full number of Purchased Shares will be available to be sold to the Purchaser, in accordance with Schedule A. The Seller has good, valid and marketable title to, owns of record and beneficially, and is entitled to sell, assign, transfer and deliver to the Purchaser the Seller’s Purchased Shares, on the terms of this Agreement without the consent of any person; provided, however, that if the Seller intends to exercise or convert currently exercisable or convertible securities of the Company in order to acquire some or all of the Purchased Shares to be sold by the Seller, the Seller (i) has good, valid and marketable title to such exercisable or convertible securities, with the current and valid right to exercise or convert such exercisable or convertible securities, (ii) will exercise or convert such exercisable or convertible securities prior to or in connection with the Closing in order to have Seller’s Purchased Shares readily available for Closing, and (iii) at Closing, shall have good, valid and marketable title to, own of record and beneficially, and be entitled to sell, assign, transfer and deliver to the Purchaser the Purchased Shares acquired upon such exercise or conversion, on the terms of this Agreement without the consent of any person. Upon consummation of the transactions contemplated herein, at the Closing, the Purchaser will be vested with good and marketable title in and to the Purchased Shares, free and clear of all Liens (except for any Liens that are created by or imposed thereon by the Purchaser).

(b)               The Seller is not party to any commitments, arrangements, rights or agreements providing for the repurchase, redemption or other acquisition of the Purchased Shares, or voting agreements, shareholders agreements, management agreements, pledge agreements, buy-sell agreements, proxies or similar agreements or understandings with respect to the Seller’s Purchased Shares or which restrict or grant any right, preference or privilege with respect to such Purchased Shares, except for any agreements or understandings that will be terminated or cancelled in full as of or prior to the Closing.

4.2              Power and Authority; Enforceability. The Seller has necessary power and authority to execute, deliver and perform its obligations under this Agreement and any required stock power or similar instrument of transfer as other all other documents executed and delivered in connection with this Agreements (the “Ancillary Agreements”); and it has all requisite organizational power and authority and has taken all organizational action necessary in order to execute, deliver and perform its obligations under this Agreement and any Ancillary Agreements to which it is a party. This Agreement, and each Ancillary Agreement to which the Seller is a party, has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.3              Governmental Approvals. No material order, consent, approval, license, authorization, or validation of, or notice to, filing, recording or registration with, or exemption by, any Governmental Authority (collectively, “Governmental Approvals”) is required to be made or obtained by the Seller to authorize or is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements.

4.4              No Litigation and Investigations. There are no actions, claims, suits, investigations or proceedings pending, or to the knowledge of Seller, threatened in writing or orally against the Seller or its affiliates, individually or jointly, that (a) relate to the Purchased Shares or (b) challenge the validity or enforceability of the Seller’s obligations under this Agreement.

4.5              No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Seller is a party nor the consummation by the Seller of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any nation or government, any state or other political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (“Governmental Authority”), in each case in any manner that would be material to the Seller or its affiliates, or that would otherwise materially adversely affect the ability of the Seller to perform its obligations under this Agreement or the Ancillary Agreements to which the Seller is a party, (ii) will conflict with or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), or loss of a benefit under, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement to which the Seller or any affiliate of the Seller is a party or by which the Seller or any such affiliate or any of the Seller’s or such affiliate’s property or assets are bound or to which it may be subject, in each case in any manner that would be material to the Seller or such affiliates or that would otherwise materially adversely affect the ability of the Seller to perform its obligations under this Agreement or the Ancillary Agreements to which the Seller is a party, (iii) will result in the creation or imposition of (or the obligation to create or impose) any mortgage, pledge, deed of trust, security interest, encumbrance, UCC-1 financing statement (or amendment thereto), hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), right of first refusal, charge or other adverse claim of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof, and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing) (“Lien”) upon any of the property or assets of the Seller or its affiliates in any manner that would be material to the Seller and its affiliates, or (iv) will violate any provision of the organizational documents of the Seller or, if applicable, its affiliates.

4.6              No Fees. Neither the Seller nor any of its respective officers, directors, employees or other affiliates have employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the purchase and sale of the Purchased Shares.

4.7              Purchased Shares Status. Upon or prior to acquisition by the Seller, the relevant Purchased Shares were duly authorized and were validly issued in compliance with all applicable legal requirements and governing documents, are fully paid and non-assessable.

4.8              No Distribution. The Seller is acquiring the Common Stock for investment for the Purchaser’s own account, and not with a view to the distribution thereof by the Purchaser in violation of any applicable securities laws.

4.9              Economic Risk. The Seller acknowledges that it can bear the economic risk of the investment in the Common Stock for an indefinite period of time and has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of the investment in the Common Stock, and has not relied upon any representations, warranties or agreements in connection therewith other than those expressly set forth in this Agreement.

4.10          Accredited Status. The Seller is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

4.11          Restricted Securities. The Seller understands that the Common Stock constitutes “restricted securities” under the U.S. securities laws inasmuch as they are being acquired from the Seller in a transaction not involving a public offering and that under such laws and applicable regulations such Common Stock may be resold without registration under the Securities Act only in certain circumstances. In this connection, the Seller understands the resale limitations imposed by the Securities Act.

4.12          Investigation. To the full satisfaction of the Seller, the Seller has been furnished any materials the Seller has requested relating to the Purchaser and issuance to the Seller of Common Stock as consideration for the purchase of the Purchased Shares, and the Seller has been afforded the opportunity to ask questions of Representatives of the Purchaser concerning the Common Stock.

4.13          No Reliance. Other than the representations and warranties expressly set forth in this Agreement and the Ancillary Agreements, none of the Seller or any of its affiliates, associates, directors, officers, attorneys, accountants, agents, members, managers, partners, employees, stockholders, equity holders or controlling persons is relying upon any information, representation or warranty by the Purchaser, or any of its directors, officers, attorneys, accountants, agents, members, managers, partners, stockholders or employees or any of such persons’ heirs, successors, assigns and controlling persons (if any), in determining whether to invest in the Purchaser, enter into this Agreement or any Ancillary Agreement or consummate the transactions contemplated hereby or thereby and none of the foregoing persons have made any other representation or warranty or advised the Seller concerning an investment in the Purchaser or recommended an investment in the Purchaser to the Seller. The Seller has consulted to the extent deemed appropriate by the Seller with the Seller’s own advisors as to the financial, tax, legal and related matters concerning an investment in the Common Stock and on that basis believes that an investment in the Common Stock is suitable and appropriate for the Seller.

4.14          ERISA. The Seller is not a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder or under any similar state, local or foreign law or regulation.

Section 5.                Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers that on and as of the date hereof:

5.1              Status. The Purchaser is in good standing under the laws of the jurisdiction of its organization and has the corporate, partnership or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

5.2              Power and Authority; Enforceability. The Purchaser has the necessary power and authority to enter into this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each person executing and delivering this Agreement and any Ancillary Agreement on behalf of the Purchaser is duly authorized to execute and deliver this Agreement and such Ancillary Agreements on behalf of the Purchaser. The execution and delivery of this Agreement and such Ancillary Agreements by the Purchaser has been duly and validly authorized by all requisite action, and no other proceedings on the part of the Purchaser are necessary to authorize this Agreement and such Ancillary Agreements. This Agreement and such Ancillary Agreements have each been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Sellers, constitutes a legal, valid and binding obligation of the Purchaser, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3              No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements, nor the consummation by the Purchaser of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority in any material respect, (ii) will conflict with or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), or loss of a benefit under any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement to which the Purchaser is a party or by which it or any of its property or assets are bound or to which it may be subject, in each case in any manner that would be material to the Purchaser, or that would otherwise materially adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Ancillary Agreements, (iii) will result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Purchaser in any manner that would be material to the Purchaser, or (iv) will violate any provision of the organizational documents of the Purchaser.

5.4              Governmental Approvals. Except as shall have been made or obtained on or prior to the Closing, no material Governmental Approvals are required to be made or obtained by the Purchaser to authorize, or are required to be made or obtained by the Purchaser in connection with, (i) the execution, delivery and performance of this Agreement and the Ancillary Agreements or (ii) the validity, binding effect or enforceability of this Agreement and the Ancillary Agreements against the Purchaser.

5.5              No Distribution. The Purchaser is acquiring the Purchased Shares for investment for the Purchaser’s own account, and not with a view to the distribution thereof by the Purchaser in violation of any applicable securities laws.

5.6              Economic Risk. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of the investment in the Purchased Shares, and has not relied upon any representations, warranties or agreements in connection therewith other than those expressly set forth in this Agreement.

5.7              Accredited Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

5.8              No Reliance. Other than the representations and warranties expressly set forth in this Agreement and the Ancillary Agreements, none of the Purchaser or any of its affiliates, associates, directors, officers, attorneys, accountants, agents, members, managers, partners, employees, stockholders, equity holders or controlling persons is relying upon any information, representation or warranty by the Sellers, or any of their directors, officers, attorneys, accountants, agents, members, managers, partners, stockholders or employees or any of such persons’ heirs, successors, assigns and controlling persons (if any), in determining whether to invest in the Company, enter into this Agreement or any Ancillary Agreement or consummate the transactions contemplated hereby or thereby and none of the foregoing persons have made any other representation or warranty or advised the Purchaser concerning an investment in the Company or recommended an investment in the Company to the Purchaser. The Purchaser has consulted to the extent deemed appropriate by the Purchaser with the Purchaser’s own advisors as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares and on that basis believes that an investment in the Purchased Shares is suitable and appropriate for the Purchaser.

5.9              No Fees. None of the Purchaser nor any of its respective officers, directors, employees and affiliates has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the purchase and sale of the Purchased Shares.

5.10          ERISA. The Purchaser is not a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder or under any similar state, local or foreign law or regulation.

Section 6.                Conditions to Closing.

6.1              Conditions to the Sellers’ Obligation to Close. The obligation of the Sellers to consummate the purchase and sale of the Purchased Shares contemplated by this Agreement is subject to satisfaction (or written waivers of the Sellers) of the following conditions:

(a)               the payment of the Purchase Price by the Purchaser to the Sellers, which may be satisfied by the delivery to the Sellers of an irrevocable instruction letter to the transfer agent for the Common Stock to have the shares of Common Stock constituting the Purchase Price issued to Sellers within five (5) business days, in book entry form unless a paper certificate is requested by any Seller;

(b)               the representations and warranties of the Purchaser, as set forth in Section 5 of this Agreement, are true and correct in all material respects as of the Closing Date with the same effect as though made at and as of the Closing Date; provided, however, that those representations and warranties that are specifically made as of a particular calendar date shall be so true and correct as of such date;

(c)               the Purchaser has performed and complied in all material respects with all covenants required to be performed by it under this Agreement on or prior to the Closing Date; and

(d)               execution and delivery by the Purchaser to the Seller and the Company of a cross receipt in such form as mutually agreed to by the parties hereto.

6.2              Conditions to the Purchaser’s Obligation to Close. The obligation of the Purchaser to consummate the purchase and sale of the Purchased Shares contemplated by this Agreement is subject to satisfaction (or written waiver of the Purchaser) of the following conditions:

(a)               delivery by the Sellers to the Purchaser of proof of transfer of the Purchased Shares in accordance with Section 3.2 above;

(b)               the representations and warranties of the Sellers, as set forth in Section 4 of this Agreement, are true and correct in all material respects as of the Closing Date with the same effect as though made at and as of the Closing Date; provided, however, that those representations and warranties that are specifically made as of a particular calendar date shall be so true and correct as of such date;

(c)               the approval of Purchaser’s stockholders shall have been obtained;

(d)               regulatory approval or clearance, as applicable, including without limitation the Nasdaq Stock Market and the Committee on Foreign Investment in the United States, shall have been obtained;

(e)               the consent of the Purchaser’s lenders, as applicable, shall have been obtained;

(f)                since the date of this Agreement, there shall not have been any Material Adverse Effect, or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g)               Purchaser shall be satisfied that the acquisition of the Purchased Shares will be made in compliance with applicable rules of the Hong Kong Stock Exchange; and

(h)               Purchaser’s Board of Directors shall be satisfied as to due diligence performed on the Company, including obtaining a fairness opinion satisfactory to it, if appropriate.

Section 7.                Miscellaneous.

7.1              Termination. This Agreement may be terminated and the transactions contemplated hereby shall be abandoned at any time prior to the Closing upon written notice by:

(a)               the Purchaser, in the event that any condition set forth in Section 4.1 or Section 6.2 shall not be satisfied, or shall not be reasonably capable of being satisfied, by June 30, 2020 (the “Walk-Away Date”); or

(b)               either Seller, in the event that any condition set forth in Section 6.1 shall not be satisfied, or shall not be reasonably capable of being satisfied, by the Walk-Away Date.

7.2              Construction. The headings and titles in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole, including any schedules hereto, and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The words “include” and “including” and words of similar import when used in this Agreement shall be deemed to be followed by the words “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The terms “dollars” and “$” mean United States dollars. To the extent applicable, dollar figures and other amounts shall be equitably adjusted to reflect splits and combinations of shares and units.

7.3              Expenses. Except to the extent otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

7.4              Governing Law; Jurisdiction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to any principle or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of New York. Any claim, action or dispute against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in the courts of the State of New York located in the City of New York and the County of New York or in the Federal courts of the United States sitting in the City of New York and the County of New York. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such claim, action or dispute; provided that a final judgment in any such claim, action or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably waives and unconditionally agrees not to assert, by way of a motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any objection that it may ever have that the laying of venue of any such claim, action or dispute in any federal or state court located in the above named state or city is improper, (b) any objection that any such claim, action or dispute brought in any of the above named courts has been brought in an inconvenient forum or (c) any claim that it is not personally subject to the jurisdiction of the above named courts.

7.5              Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.6              Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered as originals, by electronic format or otherwise.

7.7              Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties. Any assignment or transfer made without such prior written consent shall be null and void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties and capitalized terms referring to persons and entities shall include their respective successors and assigns.

7.8              Third Party Beneficiaries. Nothing in this Agreement, express or implied, shall give to any person, other than the Sellers and the Purchaser and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

7.9              Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded in its entirety by this Agreement. Notwithstanding anything to the contrary in this Agreement and the Ancillary Agreements, the Purchaser shall be permitted to make disclosures with respect to announcing or reporting its investment in the Purchased Shares to the extent that such disclosures are required by applicable Law.

7.10          Amendments. Neither this Agreement nor any provision hereof may be amended, modified, changed, discharged or terminated except pursuant to a written agreement entered into by the Sellers and the Purchaser.

7.11          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

7.12          Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) one (1) business day after deposit with a recognized overnight delivery service, or (iii) five (5) business days after deposit with the U.S. Postal Service by first class certified or registered mail, postage prepaid, return receipt requested. All notices, requests and other communications will be deemed received pursuant to this Section 7.12 if received prior to 5:00 P.M. in the place of receipt and such day is a business day. Otherwise, any notice or communication will be deemed not to have been received until the next succeeding business day. All such communications shall be addressed to each Seller at the address set forth on such Seller’s signature page or to the Purchaser at the following address (unless another address is so specified in writing by any Party subsequent to the date hereof):

Cinedigm Corp.
45 W. 36th Street
New York, NY 10018
Attn: General Counsel
Telephone: (212) 206-8600
Email: gloffredo@cinedigm.com

with a copy to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, NY 10178
Attn: Jonathan K. Cooperman
Telephone: (212) 808-7534
Email: jcooperman@kelleydrye.com

7.13          Survival.

(a)               All representations and warranties made by the parties hereto in this Agreement shall survive for a period of one year from and after the Closing. Each party acknowledges and agrees that, prior to the Closing, the sole and exclusive remedy of the Purchaser for any breach or inaccuracy of any representation or warranty contained in this Agreement or any certificate or instrument delivered hereunder shall be (assuming that the conditions set forth in Section 6.2 of this Agreement have not been satisfied or waived) refusal to close the transaction contemplated herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BISON GLOBAL INVESTMENT SPC - BISON GLOBAL NO. 1 SP

By:	/s/ Fung Ka Chun
Name:	Fung Ka Chun
Title:	Director

Address:	Room 609-610, 21st Century Tower B,
No. 40 Liangmaqiao Road
Chaoyang District, Beijing,
China
Tel: +86 010 84446968
Email: bisonglobalsp1@gmail.com

with a copy to:

Address:

Tel:
Email:

US EIN, if any:

[Signature Page to the Stock Purchase Agreement]

HUATAI INVESTMENT LP

By:	/s/ Fung Ka Chun
Name:	Fung Ka Chun
Title:	Director

Address:	Room 609-610, 21st Century Tower B,
No. 40 Liangmaqiao Road
Chaoyang District, Beijing,
China
Tel: +86 010 84446968
Email: huataiinvestmentlp@gmail.com

with a copy to:

Address:

Tel:
Email:

US EIN, if any:

[Signature Page to the Stock Purchase Agreement]

ANTAI INVESTMENT LP

By:	/s/ Fung Ka Chun
Name:	Fung Ka Chun
Title:	Director

Address:	Room 609-610, 21st Century Tower B,
No. 40 Liangmaqiao Road
Chaoyang District, Beijing,
China
Tel: +86 010 84446968
Email: antaiinvestmentlp@gmail.com

with a copy to:

Address:

Tel:
Email:

US EIN, if any:

[Signature Page to the Stock Purchase Agreement]

MINGTAI INVESTMENT LP

By:	/s/ Fung Ka Chun
Name:	Fung Ka Chun
Title:	Director

Address:	Room 609-610, 21st Century Tower B,
No. 40 Liangmaqiao Road
Chaoyang District, Beijing,
China
Tel: +86 010 84446968
Email: mingtaiinvestmentlp@gmail.com

with a copy to:

Address:

Tel:
Email:

US EIN, if any:

[Signature Page to the Stock Purchase Agreement]

SHANGTAI ASSET MANAGEMENT LP

By:	/s/ Fung Ka Chun
Name:	Fung Ka Chun
Title:	Director

Address:	Room 609-610, 21st Century Tower B,
No. 40 Liangmaqiao Road
Chaoyang District, Beijing,
China
Tel: +86 010 84446968
Email: shangtaiassetmanagement@gmail.com

with a copy to:

Address:

Tel:
Email:

US EIN, if any:

[Signature Page to the Stock Purchase Agreement]

CINEDIGM CORP.

By:	/s/ Gary Loffredo
Name:	Gary Loffredo
Title:	COO

[Signature Page to the Stock Purchase Agreement]

SCHEDULE A

PURCHASED SHARES

Sellers	Number of Ordinary Shares to be Sold	Purchase Price (Shares of Common Stock)
Bison Global Investment SPC - Bison Global No. 1 SP	61,534,000	8,224,114
Huatai Investment LP	35,866,000	4,793,546
Antai Investment LP	29,170,000	3,898,615
Mingtai Investment LP	42,442,000	5,672,439
Shangtai Asset Management LP	54,368,000	7,266,367
TOTAL	223,380,000	29,855,081

A-1